EXHIBIT 99.1

Cytokinetics Announces Inducement Grants Under Nasdaq Listing Rule 5635(c)(4)

SOUTH SAN FRANCISCO, Calif., Oct. 05, 2020 (GLOBE NEWSWIRE) -- Cytokinetics, Incorporated (Nasdaq: CYTK) today announced that on September 30, 2020 it granted stock options to purchase an aggregate of 10,950 shares of common stock to three new employees whose employment commenced in September 2020 as a material inducement to their employment. The grant was previously approved by the Compensation and Talent Committee of Cytokinetics’ Board of Directors under the company’s Amended and Restated 2004 Equity Incentive Plan.

The stock options that were granted are subject to an exercise price of $21.65, per share, which is equal to the closing price of the Company’s common stock on September 30, 2020, and will vest over 4 years, with 1/4th of the shares underlying each employee’s option vesting on the one-year anniversary of the applicable vesting commencement date and the remaining shares thereafter vesting monthly at a rate of 1/48th of the shares underlying each employee’s option over the subsequent 36 months, subject to each new employee’s continued service with the Company. Each stock option has a 10-year term and is subject to the terms and conditions of the Company's Amended and Restated 2004 Equity Incentive Plan and the stock option agreement pursuant to which the option was granted.

The options were granted as material inducements to employment in accordance with Nasdaq Listing Rule 5635(c)(4).

About Cytokinetics

Cytokinetics is a late-stage biopharmaceutical company focused on discovering, developing and commercializing first-in-class muscle activators and next-in-class muscle inhibitors as potential treatments for debilitating diseases in which muscle performance is compromised and/or declining. As a leader in muscle biology and the mechanics of muscle performance, the company is developing small molecule drug candidates specifically engineered to impact muscle function and contractility. Cytokinetics is collaborating with Amgen Inc. (Amgen) to develop omecamtiv mecarbil, a novel cardiac muscle activator. Omecamtiv mecarbil is the subject of an international clinical trials program in patients with heart failure including GALACTIC-HF and METEORIC-HF. Amgen holds an exclusive worldwide license to develop and commercialize omecamtiv mecarbil with a sublicense held by Servier for commercialization in Europe and certain other countries. Cytokinetics is developing reldesemtiv, a fast skeletal muscle troponin activator (FSTA) for the potential treatment of ALS and other neuromuscular indications following conduct of FORTITUDE-ALS and other Phase 2 clinical trials. The company is considering potential advancement of reldesemtiv to Phase 3. Cytokinetics is collaborating with Astellas Pharma Inc. (Astellas) to research, develop and commercialize other novel mechanism skeletal sarcomere activators (excluding FSTAs). Licenses held by Amgen and Astellas are subject to specified co-development and co-commercialization rights of Cytokinetics. Cytokinetics is also developing CK-274, a novel cardiac myosin inhibitor that company scientists discovered independent of its collaborations, for the potential treatment of hypertrophic cardiomyopathies (HCM). Cytokinetics has granted Ji Xing Pharmaceuticals Limited an exclusive license to develop and commercialize CK-274 in China and Taiwan, in accordance with Cytokinetics’ planned global registration programs. Cytokinetics is conducting REDWOOD-HCM, a Phase 2 clinical trial of CK-274 in patients with obstructive HCM. Cytokinetics continues its over 20-year history of pioneering innovation in muscle biology and related pharmacology focused to diseases of muscle dysfunction and conditions of muscle weakness.

For additional information about Cytokinetics, visit www.cytokinetics.com and follow us on Twitter, LinkedIn, Facebook and YouTube.

Forward-Looking Statements

This press release contains forward-looking statements for purposes of the Private Securities Litigation Reform Act of 1995 (the "Act"). Cytokinetics disclaims any intent or obligation to update these forward-looking statements and claims the protection of the Act's Safe Harbor for forward-looking statements. Examples of such statements include, but are not limited to, statements relating to Cytokinetics' and its partners' research and development activities of Cytokinetics’ product candidates. Such statements are based on management's current expectations, but actual results may differ materially due to various risks and uncertainties, including, but not limited to the risks related to Cytokinetics' business outlined in Cytokinetics' filings with the Securities and Exchange Commission. Forward-looking statements are not guarantees of future performance, and Cytokinetics' actual results of operations, financial condition and liquidity, and the development of the industry in which it operates, may differ materially from the forward-looking statements contained in this press release. Any forward-looking statements that Cytokinetics makes in this press release speak only as of the date of this press release. Cytokinetics assumes no obligation to update its forward-looking statements whether as a result of new information, future events or otherwise, after the date of this press release.

Contact:
Cytokinetics
Diane Weiser
Senior Vice President, Corporate Communications, Investor Relations
(415) 290-7757